Exhibit (a)(5)
CONX Corp. Announces Tender Offer to Complete
Business Combination
April 1, 2024 — CONX Corp. (Nasdaq: CONX) (the “Company” or “CONX”) announced today that it has commenced a tender offer (the “Tender Offer”) to purchase up to 2,120,269 of its shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), at a purchase price of $10.585614 per share (the “Purchase Price”). The Purchase Price, which is a fixed amount, was determined by calculating the quotient obtained by dividing: (i) the aggregate amount expected to be on deposit in the Company’s trust account initially established to hold the proceeds of the initial public offering of CONX, as of two business days prior to the closing of the Transaction, including interest not previously released to CONX to pay its taxes (which will not include certain excise tax as set forth in the Offer to Purchase), by (ii) the total number of then outstanding shares of Class A Common Stock held by public stockholders, upon the terms and subject to certain conditions described in the Offer to Purchase and in the related letter of transmittal. The Class A Common Stock is currently listed on the Nasdaq Stock Exchange (“Nasdaq”) under the symbol “CONX.” On March 28, 2024, the closing price of the Class A Common Stock was $10.60 per share. The Tender Offer will expire at 5:00 p.m. New York City time on April 29, 2024 unless extended by the Company (the “Expiration Date”).
Only shares of Class A Common Stock validly tendered, and not properly withdrawn, will be purchased by the Company pursuant to the Tender Offer. The Company’s obligation to purchase shares of Class A Common Stock pursuant to the Tender Offer is subject to the satisfaction of certain conditions described in the Offer to Purchase (as defined below). Shares of Class A Common Stock tendered pursuant to the Tender Offer but not purchased by the Company in the Tender Offer will be returned at the Company’s expense promptly following the expiration of the Tender Offer.
The Tender Offer is being made in connection with the Company’s previously announced transaction (the “Transaction”) with EchoStar Real Estate Holding L.L.C., a Colorado limited liability company (“Seller”), with respect to the sale and lease back of certain property in Littleton, Colorado, comprising the corporate headquarters of DISH Wireless (the “Property”). The Tender Offer is being made pursuant to that certain Purchase and Sale Agreement, dated March 10, 2024, between the Company and Seller. The Company intends to fund the purchase of Class A Common Stock shares in the Tender Offer with cash available to the Company from the Company’s trust account. The Tender Offer is being made upon the terms and subject to the conditions set forth in the offer to purchase dated April 1, 2024 (the “Offer to Purchase”), the related letter of transmittal, and related documents filed with the U.S Security and Exchange Commission (the “SEC”).
The Company’s sponsor, officers and directors have agreed to waive their redemption rights with respect to any of their founder shares or public shares, if any, in connection with the consummation of the Transaction.
The Board of Directors of the Company, acting in accordance with the unanimous recommendation of a transaction committee of the Board, comprised solely of independent directors, has approved the Tender Offer. However, none of the Company, its Board of Directors, the Depositary or the Information Agent makes any recommendation to any stockholder whether to accept or refrain from accepting the Tender Offer with respect to your shares of Class A Common Stock. You are encouraged to review the Offer to Purchase contained in the Company’s tender offer statement on Schedule TO, which has been filed with the SEC and which is being distributed to stockholders.
About CONX Corp.
CONX Corp. is a blank check company incorporated in Nevada on August 26, 2020, whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Subsequent to the completion of the Transaction, CONX anticipates to grow through acquisition opportunities, including, but not limited to, disruptive technologies and infrastructure assets to maximize its ability to drive shareholder value.

Important Legal Information
The description contained herein is neither an offer to purchase nor a solicitation of an offer to sell securities of the Company. The Company has filed a tender offer statement on Schedule TO containing an offer to purchase, form of letter of transmittal and other documents relating to the Tender Offer (the “Disclosure Documents”). These documents contain important information about the Tender Offer that should be read carefully and considered before any decision is made with respect to the Tender Offer. These materials will be made available to the shareholders of the Company at no expense to them. In addition, such materials (and all other documents filed by the Company with SEC) are, and will be, available at no charge from the SEC through its website at www.sec.gov. Shareholders may also obtain free copies of the documents filed with the SEC by the Company by directing a request to Morrow Sodali LLC, as Information Agent for the Tender Offer, by telephone at: +1 (800) 662-5200 (toll-free, individuals), +1 (203) 658-9400 (banks and brokers) or by email at: CONX.info@investor.morrowsodali.com.
Forward-Looking Statements
This press release contains “forward-looking statements.” Forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements are not historical facts but instead represent only the Company’s belief regarding future results, many of which, by their nature are inherently uncertain and outside of the Company’s control. Actual results may differ, possibly materially, from those anticipated in these forward looking statements. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.
The risks and uncertainties include, but are not limited to:
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our ability to complete the Offer;

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our ability to complete the Transaction or to realize the anticipated benefits of the Transaction;

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the Transaction benefits do not meet the expectations of investors or securities analysts, and the impact on the market price of the Company’s securities;

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our expectations around the Property and that certain commercial lease agreement to be entered into by and between the Company and Seller concurrently with the closing of the Transaction;

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changes in the financial and macroeconomic conditions and their impact on the Company and its business and financial performance after the Transaction;

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our success in retaining or recruiting, or changes required in, our officers, key employees or directors following the Transaction;

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our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving the Transaction;

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our potential ability to obtain additional financing after the Transaction;

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our ability to maintain a listing for our securities on Nasdaq;

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our public securities’ potential liquidity and trading, including following this Offer; and

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the lack of a market for our securities.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. You should carefully consider the risks and uncertainties that will be described in the Disclosure Documents and any amendments thereto, once available.
Information Agent
Morrow Sodali LLC
333 Ludlow Street
5th Floor, South Tower
Stamford, CT 06902
Tel: +1 (800) 662-5200 (toll-free, individuals), +1 (203) 658-9400 (banks and brokers)
Email: CONX.info@investor.morrowsodali.com